Exhibit 5.1

June 10, 2025

AMERISAFE, Inc.

2301 Highway 190 West

DeRidder, Louisiana 70634

Ladies and Gentlemen:

We have acted as counsel to AMERISAFE, Inc., a Texas corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate 50,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be issued under the Company’s Non-Employee Director Restricted Stock Plan, as amended and restated effective June 6, 2025 (the “Plan”), which is filed as Exhibit 99.1 to the Registration Statement.

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid and non-assessable, provided that the consideration for the shares of Common Stock is at least equal to the stated par value thereof.

We express no opinion as to the laws of any jurisdiction other than the Business Organizations Code of the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ JONES WALKER LLP

JONES WALKER LLP

201 St. Charles Avenue | New Orleans, LA 70170-5100 | T: 504.582.8000 | F: 504.582.8583 | joneswalker.com